Exhibit 99.9

Unless otherwise expressly indicated or the context other requires, all references herein to “Willdan,” the “Company,” “we,” “us,” “our” or similar references refer to Willdan Group, Inc. and its subsidiaries.

Risks Related to our Pending Acquisition of Lime Energy Co. (“Lime Energy”)

The acquisition of Lime Energy is subject to customary closing conditions and if we are unable to complete the acquisition we will not be able to realize the anticipated benefits, while being subject to certain material adverse risks.

Although we currently expect to close the acquisition of Lime Energy during the fourth quarter of 2018, the acquisition is subject to customary closing conditions, including obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The satisfaction or waiver of these closing conditions may not occur and we may not be able to complete our acquisition of Lime Energy. If the acquisition of Lime Energy is not completed on a timely basis, or at all, we will be subject to a number of risks, without realizing any of the anticipated benefits of having completed the acquisition, including the following:

•                  we will be required to pay our costs relating to the acquisition, such as legal, accounting, financing and financial advisory fees, whether or not the acquisition is completed;

•                  we will be required to pay Lime Energy a reverse termination fee of $3.6 million if Lime Energy terminates the merger agreement (the “Merger Agreement”), dated as of October 1, 2018, by and among Willdan Energy Solutions, Luna Fruit, Inc., Lime Energy Co. and Luna Stockholder Representative, LLC, as representative of the participating securityholders of Lime Energy Co. because we fail to close the acquisition within two business days after the date the closing is required to take place and such failure arises from our failure to receive the proceeds from the new credit facilities (collectively, the “New Credit Facilities”) pursuant to the credit agreement, dated October 1, 2018 (the “Credit Agreement”) with a syndicate of financial institutions as lenders and BMO Harris Bank, N.A., as administrative agent, or our refusal to accept a new financing commitment that provides for at least the same amount of financing as the New Credit Facilities and on terms that are not materially less favorable to us than the New Credit Facilities, provided the closing conditions under the Merger Agreement are otherwise satisfied or waived;

•                  management may be distracted by ongoing matters related to the inability to complete the acquisition and any changes required to our business strategy; and

•                  the market price of our securities could decline to the extent that it reflects a market assumption that the acquisition will be completed, or to the extent that investors believe that the acquisition is material to our business strategy.

We have incurred and will continue to incur significant transaction expenses in connection with the negotiation and consummation of our pending acquisition of Lime Energy and the related debt financing transaction and if we complete the acquisition, we will incur significant integration costs.

We have incurred and will continue to incur significant transaction expenses in connection with the negotiation and consummation of our pending acquisition of Lime Energy. If we complete our acquisition of Lime Energy, we will implement a plan to integrate the operations of Lime Energy into our company. In connection with that plan, we anticipate that we will incur certain non-recurring charges; however, we cannot identify the timing, nature and amount of all such charges as of the date of this Current Report on Form 8-K. Further, we may be required to pay Lime Energy a reverse termination fee of $3.6 million as described above. These transaction expenses and integration costs will be charged as an expense in the period incurred. The significant transaction expenses and integration costs could materially affect our results of operations in the period in which such charges are recorded. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the business, will offset incremental transaction and integration costs over time if we complete the acquisition of Lime Energy, this net benefit may not be achieved in the near term, or at all.

If we complete our acquisition of Lime Energy, the business of Lime Energy may underperform relative to our expectations.

If we complete our acquisition of Lime Energy, we may not be able to maintain the levels of revenue, earnings or operating efficiency that we and Lime Energy have historically achieved or might achieve separately. The business and financial performance of Lime Energy are subject to certain risks and uncertainties, including:

•                  the risk of the loss of, or changes to, its relationships with its clients;

•                  the dependence on a limited number of utility customers and terminable contracts to generate substantially all of its revenue;

•                  challenges generating new customers to diversify its customer base;

•                  the reliance on subcontractors and the risk of failure by subcontractors to properly and effectively perform their services in a timely manner that cause delays in the delivery of Lime Energy’s services;

•                  negative publicity or reputation from its prior investigations and settlements; and

•                  reliance on the senior management and key employees of Lime Energy.

We may be unable to achieve the same growth, revenues and profitability that Lime Energy has achieved in the past.

Lime Energy’s top two utility programs accounted for 67% of its consolidated revenue for fiscal year 2017 and 69% for the six months ended June 30, 2018, and if we complete the acquisition of Lime Energy, a loss or reduction of business from either of such programs could result in significant harm to our revenue, profitability and financial condition.

For the fiscal year ended December 31, 2017, revenue generated from Lime Energy’s utility programs associated with Los Angeles Department of Water and Power and Duke Energy Corp. represented 67% of Lime Energy’s consolidated revenue. The amounts due from these two utilities represented 43% of outstanding accounts receivable of Lime Energy as of December 31, 2017. For the six months ended June 30, 2018, these utility programs represented 69% of Lime Energy’s consolidated revenue. Additionally, Lime Energy’s top ten contracts accounted for 96% of its consolidated revenue in fiscal year 2017. These clients are not committed to purchase any minimum amount of Lime Energy’s services, as its agreements with them are based on a “purchase order” model. As a result, they may discontinue utilizing some or all of Lime Energy’s services with little or no notice. As well, certain of Lime Energy’s contracts (for example, Lime Energy’s contract relating to Los Angeles Department of Water and Power) are with other entities that are periodically funded by the applicable utility. Such funding is subject to periodic renewal and is outside the control of Lime Energy or its contract counterparty and may, at times, be delayed or inhibited.

Lime Energy expects these two utility programs to continue to account for a significant portion of its revenue for the foreseeable future. If we complete the acquisition of Lime Energy, the loss of either of these utility programs (or financial difficulties at either of these utilities, which result in nonpayment or nonperformance) could have a significant and adverse effect on our business, results of operations and financial condition. In addition, if Lime Energy’s clients significantly reduce their business or orders with Lime Energy, default on their agreements or terminate or fail to renew their agreements with Lime Energy, our business, results of operations and financial condition could be materially and adversely affected. Lime Energy may not be able to win new contracts to replace these contracts if they are terminated early or expire as planned without being renewed.

The pro forma financial information reflecting our pending acquisition of Lime Energy and the related debt financing may not be indicative of our future results.

The pro forma financial information reflecting our pending acquisition of Lime Energy and the related debt financing may not reflect what our results of operations, financial position and cash flows would have been after giving effect to the acquisition and the related debt financing during the periods presented or be indicative of what our results of operations, financial position and cash flows may be in the future. We have made adjustments based upon available information and made assumptions that we believe are reasonable to reflect these factors, among others, in the pro forma financial information. However, our assumptions may not prove to be accurate.

If we complete our acquisition of Lime Energy, our financial results may suffer if we do not effectively manage our expanded operations following the acquisition.

If we complete our acquisition of Lime Energy, the size of our business will increase significantly. We have agreed to pay $120 million, subject to customary holdbacks and adjustments, for Lime Energy, which represents approximately 87% of our total consolidated assets as of June 29, 2018. Our future success will depend, in part, upon our ability to manage and integrate this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of additional operations and associated increased costs and complexity. There can be no assurances we will be successful or that we will realize the expected benefits currently anticipated from the completion of our acquisition of Lime Energy.

If we complete our acquisition of Lime Energy and incur debt under the New Credit Facilities, we will have a significant amount of indebtedness that could negatively affect our business, results of operations and financial condition.

If we complete our acquisition of Lime Energy and incur debt under the New Credit Facilities, we will have a significant amount of indebtedness. As of June 29, 2018, our total consolidated indebtedness was approximately $2.0 million and our interest payments were approximately $30,000 for the quarterly period ended June 29, 2018. As of June 29, 2018, on a pro forma basis after giving effect to the acquisition of Lime Energy and borrowings under the New Credit Facilities, our total indebtedness would have been approximately $117.4 million. However, the amount available for borrowing under the Delayed Draw Term Loan Facility will be reduced by the net proceeds from any equity offering completed by us prior to any borrowings under such facility but, in no event, will the amount available for borrowing be less than $70.0 million. This amount may increase as we incur more indebtedness in the future. Such significant amount of indebtedness could have important consequences, including the following:

•                  making it difficult for us to satisfy our payment obligations with respect to our debt;

•                  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•                  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•                  increasing our vulnerability to general negative economic and industry conditions;

•                  limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•                  exposing us to the risk of increased interest rates as certain of our borrowings have variable interest rates;

•                  placing us at a disadvantage compared to other, less leveraged competitors; and

•                  increasing our cost of borrowing.

If we complete our acquisition of Lime Energy and incur debt under the New Credit Facilities, we may not be able to generate sufficient cash to service our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

If we complete our acquisition of Lime Energy and incur debt under the New Credit Facilities, we may not be able to generate sufficient cash to service our indebtedness. In addition to interest we will owe on our outstanding debt, our delayed draw term loan portion of the New Credit Facilities will amortize quarterly in an amount equal to 10% annually. Our ability to make scheduled payments on or refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the amounts due on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Credit Agreement restricts our ability to dispose of assets and use the proceeds from those dispositions and also restricts our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially adversely affect our financial position and results of operations. If we cannot make scheduled payments on our debt, we will be in default and the lenders under the Credit Agreement could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation.

The Credit Agreement contains terms that restrict our ability to access sufficient capital and operate our business.

The Credit Agreement contains terms that restrict our ability to, among other things:

•                  incur, create or assume additional indebtedness;

•                  incur, create or assume liens securing debt or other encumbrances on our assets;

•                  purchase, hold or acquire certain investments;

•                  acquire the assets of, or merge or consolidate with, other companies;

•                  sell, lease, or otherwise dispose of assets;

•                  pay dividends or make distributions to our stockholders; and

•                  purchase or redeem our stock.

In addition, the Credit Agreement contains financial maintenance covenants that require us to maintain a maximum total leverage ratio and a minimum fixed charge coverage ratio tested on a quarterly basis, which we may not be able to achieve, and other restrictive covenants that may impair our ability to finance future operations or capital needs or to engage in other favorable business activities. Failing to comply with these covenants could result in an event of default under the Credit Agreement, which could result in us being required to repay the amounts outstanding thereunder prior to maturity. These prepayment obligations could have an adverse effect on our business, results of operations and financial condition.

Furthermore, if we are unable to repay the amounts due and payable under the Credit Agreement, the lenders could proceed against the collateral granted to them to secure that indebtedness. In the event the lenders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

The loss of Lime Energy’s senior officers or key employees could harm its business and, if we complete our acquisition of Lime Energy, negatively affect our financial condition, cash flow and results of operations.

We believe that Lime Energy’s senior management’s reputation and relationships with its customers is a critical element to the success of Lime Energy’s business. Lime Energy depends on the diligence, skill and network of business contacts of its management team. We believe there are only a limited number of available qualified executives in the energy services industry, and we therefore have encountered, and will likely continue to encounter, intense competition for qualified employees from other companies in the industry. We believe our future success with Lime Energy will depend upon the continued service of its senior management personnel and other senior officers, each of whose services are important to the success of Lime Energy’s current business strategies. If we complete our acquisition of Lime Energy and we were to subsequently lose the services of any of the members of Lime Energy’s senior management team, it could negatively affect our financial condition, cash flow and results of operations.